Exhibit 99.1

Ouster Achieves Q2 2023 Revenue Guidance;

Increases Cost Savings Target

Over $19 million in revenue and $43 million in bookings in the second quarter 2023

Now targeting annualized cost savings of over $110 million exiting the fourth quarter 2023

SAN FRANCISCO, CA – Ouster, Inc. (NYSE: OUST) (“Ouster” or the “Company”), a leading provider of high-performance lidar sensors for the automotive, industrial, robotics, and smart infrastructure industries, announced today financial results for the three and six months ended June 30, 2023. The second quarter 2022 comparative financial highlights reflect only the results of standalone Ouster. First quarter 2023 comparative financial highlights are composed of Ouster standalone performance through February 10, 2023 and combined performance of both companies following the merger with Velodyne on February 10, 2023 through March 31, 2023.

Second Quarter 2023 Highlights

•	Over $19 million in revenue, up 13% quarter over quarter, and up 88% year over year.

•	Booked[1] $43 million in business with new and existing customers.

•	Gross margins of 1%, compared to (2)% in the first quarter 2023 and 27% in the second quarter 2022.

•	Non-GAAP gross margins[2] of 26%, up from 25% in the first quarter of 2023.

•	Shipped over 3,000 sensors for revenue in the second quarter, up 1% quarter over quarter and 71% year over year.

•	Net loss of $123 million in the second quarter of 2023, compared to $177 million in the first quarter of 2023 and $28 million in the second quarter of 2022.[2]

•	Adjusted EBITDA[3] loss improved to $24 million, compared to a loss of $27 million in the first quarter of 2023 and a loss of $23 million in the second quarter of 2022.

•	Cash, cash equivalents and short-term investments balance of $224 million as of June 30, 2023.

“Ouster exited the second quarter 2023 with record quarterly revenues and strong bookings. These results, coupled with our cost reduction efforts, and continued execution on our cutting-edge product roadmap, position the Company for long-term success,” said Ouster CEO Angus Pacala. “We remain on track to build a strong go-forward enterprise that will create value for all of our stakeholders.”

Ouster’s second quarter GAAP gross margins of 1% include certain expenses outside of our ordinary operations, including excess and obsolete costs, of $3.8 million associated with the consolidation of product lines and manufacturing transition from the REV6 to REV7 OS sensors. The Company improved non-GAAP gross margins to 26% in the second quarter of 2023, through strong demand for the REV7 sensor product line and improved average selling prices. Continued commercial traction for the REV7 sensor and recent cost reduction efforts support management’s expectations that margins will improve in the second half of 2023.

[1]	Bookings represent binding contract orders entered during the period.
[2]	Net loss includes goodwill impairment non-cash charges of $99 million in first quarter 2023 and $67 million in second quarter 2023.
[3]

Adjusted EBITDA loss and non-GAAP gross margin are non-GAAP financial measures. See Non-GAAP Financial Measures for additional information and reconciliations of these measures, the most directly comparable financial measures calculated in accordance with U.S. GAAP.

2023 Business Objectives and Updates

1.	Drive new business through targeted sales approach to deliver near-term growth

2.	Execute on the digital lidar roadmap for OS and DF series to expand serviceable market

3.	Develop a robust software ecosystem to accelerate lidar adoption

4.	Build a financially strong business to support long-term growth and deliver value to shareholders

Drive New Business: Ouster increased shipments of its REV7 OS sensors in the second quarter with higher average selling prices. REV7 sensors now account for the majority of OS sensor revenue and bookings. The Company also shipped VLS-128 sensors to Motional and May Mobility coinciding with new and expanded customer agreements.

Execute on Digital Product Roadmap: Ouster continued to make progress on its digital lidar roadmap with the release of early B-samples of its solid-state Digital Flash (DF) sensors. At only 40mm tall, and fully solid state, these final form-factor DF sensors can detect 10% reflective objects at up to 200 meters range with camera-like resolution. Early B-samples will be offered to leading automakers starting in the third quarter of 2023, which we expect will be a major catalyst to our automotive platform.

Develop Robust Software Ecosystem: Ouster enabled OS sensor compatibility for BlueCity, its turnkey traffic management solution, as part of its plans to unify the solution with Ouster Gemini, its digital lidar perception platform for smart infrastructure applications.

Build Financially Strong Business:

•

Cost Savings: Following its June cost reduction announcement, Ouster now expects to realize annualized cost savings of over $110 million exiting the fourth quarter of 2023, baselined against the standalone cost structures of the two companies as of the third quarter 2022. The Company reduced annual run-rate costs by an additional approximately $40 million in the second quarter of 2023. The Company recognized a one-time cash expense of over $3 million in the quarter.

•

Scaling Manufacturing: As part of its outsourced manufacturing strategy to scale production and reduce costs, Ouster completed the transition of the VLP-32 sensor to Fabrinet in Thailand, and is on track to fully transition the VLS-128 by the end of the year.

Third Quarter 2023 Outlook

For the third quarter of 2023, Ouster expects to achieve $20 million to $22 million in revenue.

Conference Call Information

Ouster will host a conference call and live webcast for analysts and investors at 5:00 p.m. ET today, August 10, 2023 to discuss its financial results and business outlook. To access the call, please register at https://conferencingportals.com/event/ERDXYEAl.

Upon registering, each participant will be provided with call details and a registrant ID. The webcast and related presentation materials will be accessible for at least 30 days on Ouster’s investor relations website at https://investors.ouster.com. A telephonic replay of the conference call will be available through August 24, 2023. To access the replay, please dial (800) 770-2030 from the U.S. or (647) 362-9199 from outside the U.S. and enter the conference ID number: 93428.

About Ouster

Ouster (NYSE: OUST) is a leading global provider of high-resolution scanning and solid-state digital lidar sensors, Velodyne Lidar sensors, and software solutions for the automotive, industrial, robotics, and smart infrastructure industries. Ouster is on a mission to build a safer and more sustainable future by offering affordable, high-performance sensors that drive mass adoption across a wide variety of applications. Ouster is headquartered in San Francisco, CA with offices in the Americas, Europe, Asia-Pacific, and the Middle East. For more information, visit www.ouster.com, or connect with us on Twitter or LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based upon current plans, estimates and expectations of management that are subject to various risks and uncertainties that could cause actual results to differ materially from such statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” “may,” “will,” “should,” “plan,” “could,” “may,” “continue,” “target,” “contemplate,” “estimate,” “forecast,” “guidance,” “predict,” “possible,” “potential,” “pursue,” “likely,” and the negative of these terms and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. All statements, other than historical facts, including statements regarding Ouster’s revenue guidance; anticipated new product launches and developments; its future results of operations, cash reserve and financial position; anticipated cost savings; execution against the Company’s product roadmap; industry and business trends; its business objectives, plans, strategic partnerships, market growth; manufacturing transitions; and its competitive market position constitute forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including, but not limited to, risks related to Ouster’s limited operating history and history of losses; the negotiating power and product standards of its customers; fluctuations in its operating results; its ability to successfully integrate its business with Velodyne and achieve the anticipated benefits of the Velodyne merger; supply chain constraints and challenges; cancellation or postponement of contracts or unsuccessful implementations; the ability of its lidar technology roadmap and new software solutions to catalyze growth; the adoption of its products and the growth of the lidar market generally; Ouster’s ability to grow its sales and marketing organization; substantial research and development costs needed to develop and commercialize new products; the competitive environment in which Ouster operates; selection of Ouster’s products for inclusion in target markets; Ouster’s future capital needs and ability to secure additional capital on favorable terms or at all; its ability to use tax attributes; Ouster’s dependence on key third party suppliers, in particular Benchmark Electronics, Inc., Fabrinet, and other suppliers; Ouster’s ability to maintain inventory and the risk of inventory write-downs; inaccurate forecasts of market growth; Ouster’s ability to manage growth and recognize anticipated cost savings; the creditworthiness of Ouster’s customers; risks related to acquisitions; risks related to international operations; risks of product delivery problems or defects; costs associated with product warranties; Ouster’s ability to maintain competitive average selling prices or high sales volumes or reduce product costs; conditions in its customers’ industries; Ouster’s ability to recruit and retain key personnel; Ouster’s ability to adequately protect and enforce its intellectual property rights, including as relates to Hesai Group; Ouster’s ability to effectively respond to evolving regulations and standards; risks related to operating as a public company; and other important factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, that are further updated from time to time in the

Company’s other filings with the SEC. Readers are urged to consider these factors carefully and in the totality of the circumstances when evaluating these forward-looking statements, and not to place undue reliance on any of them. Any such forward-looking statements represent management’s reasonable estimates and beliefs as of the date of this press release. While Ouster may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, other than as may be required by law, even if subsequent events cause its views to change.

In addition, see information below concerning non-GAAP financial measures.

Non-GAAP Financial Measures

In addition to its results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), Ouster believes the non-GAAP measures of Non-GAAP Gross Profit, Non-GAAP Gross Margin and Adjusted EBITDA are useful in evaluating its operating performance. Ouster calculates Non-GAAP Gross Profit as gross profit (loss) excluding amortization of acquired intangibles, certain excess and obsolete expenses and losses on firm purchase commitments, and stock-based compensation expenses. Non-GAAP Gross Margin is calculated as Non-GAAP Gross Profit divided by revenues. Ouster calculates Adjusted EBITDA as net loss excluding interest expense (income), net, other expense (income), net, stock-based compensation expense, provision for income tax expense, goodwill impairment charges, amortization of acquired intangible assets, depreciation expenses, certain restructuring costs excluding stock-based compensation expenses, certain excess and obsolete expenses and losses on firm purchase commitments, certain litigation and litigation related expenses and merger and acquisition related expenses. Ouster believes that Non-GAAP Gross Profit, Non-GAAP Gross Margin, and Adjusted EBITDA may be helpful to investors because it provides consistency and comparability with past financial performance and may be helpful in comparison with other companies, some of which use similar non-GAAP information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures are included at the end of this press release.

Contacts

For Investors

investors@ouster.io

For Media

press@ouster.io

OUSTER, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	June 30, 2023	December 31, 2022

Assets
Current assets:
Cash and cash equivalents	$91,237	$122,932
Restricted cash, current	528	257
Short-term investments	133,176	—
Accounts receivable, net	15,106	11,233
Inventory	27,812	19,533
Prepaid expenses and other current assets	12,565	8,543

Total current assets	280,424	162,498
Property and equipment, net	12,739	9,695
Operating lease, right-of-use assets	21,069	12,997
Unbilled receivable, long-term portion	7,433	—
Goodwill	—	51,152
Intangible assets, net	27,951	18,165
Restricted cash, non-current	1,090	1,089
Other non-current assets	3,079	541

Total assets	$353,785	$256,137

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$10,296	$8,798
Accrued and other current liabilities	39,843	17,071
Contract liabilities	9,776	402
Operating lease liability, current portion	7,317	3,221

Total current liabilities	67,232	29,492
Operating lease liability, long-term portion	22,455	13,400
Debt	40,135	39,574
Contract liabilities, long-term portion	5,264	342
Other non-current liabilities	1,708	1,710

Total liabilities	136,794	84,518

Commitments and contingencies
Stockholders’ equity:
Common stock	39	19
Additional paid-in capital	959,111	613,665
Accumulated deficit	(741,929)	(441,916)
Accumulated other comprehensive loss	(230)	(149)

Total stockholders’ equity	216,991	171,619

Total liabilities and stockholders’ equity	$353,785	$256,137

OUSTER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Revenue	$19,396	$10,329	$36,626	$18,887
Cost of revenue	19,210	7,547	36,816	13,514

Gross (loss) profit	186	2,782	(190)	5,373
Operating expenses:
Research and development	26,447	15,893	58,906	31,799
Sales and marketing	11,666	7,563	25,199	14,653
General and administrative	17,842	12,515	49,167	26,298
Goodwill impairment charges	67,266	—	166,675	—

Total operating expenses	123,221	35,971	299,947	72,750

Loss from operations	(123,035)	(33,189)	(300,137)	(67,377)
Other (expense) income:
Interest income	2,245	344	3,964	498
Interest expense	(1,728)	(444)	(3,397)	(444)
Other income (expense), net	(165)	5,326	(111)	7,010

Total other income, net	352	5,226	456	7,064

Loss before income taxes	(122,683)	(27,963)	(299,681)	(60,313)
Provision for income tax expense	50	37	332	84

Net loss	$(122,733)	$(28,000)	$(300,013)	$(60,397)

Other comprehensive loss
Changes in unrealized gain (loss) on available for sale securities	$(74)	$—	$(24)	$—
Foreign currency translation adjustments	$23	$(76)	$(57)	$(88)

Total comprehensive loss	$(122,784)	$(28,076)	$(300,094)	$(60,485)

Net loss per common share, basic and diluted	$(3.19)	$(1.60)	$(8.84)	$(3.49)
Weighted-average shares used to compute basic and diluted net loss per share	38,448,241	17,505,736	33,937,505	17,296,583

OUSTER, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	Six Months Ended June 30,
	2023	2022

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(300,013)	$(60,397)
Adjustments to reconcile net loss to net cash used in operating activities:
Goodwill impairment charges	166,675	—
Depreciation and amortization	10,605	4,739
Loss on write-off of construction in progress and right-of-use asset impairment	1,423	—
Stock-based compensation	38,246	16,869
Reduction of revenue related to stock warrant issued to customer	61	—
Change in right-of-use asset	2,012	1,358
Interest expense	889	402
Amortization of debt issuance costs and debt discount	125	42
Accretion or amortization on short-term investments	(2,097)	—
Change in fair value of warrant liabilities	(126)	(7,134)
Inventory write down	5,065	447
Provision for doubtful accounts	541	—
Loss/(Gain) from disposal of property and equipment	(248)	(100)
Changes in operating assets and liabilities, net of acquisition effects:
Accounts receivable	3,420	1,341
Inventory	(3,644)	(10,180)
Prepaid expenses and other assets	(1,126)	(1,957)
Contract assets	—	—
Accounts payable	(1,741)	1,094
Accrued and other liabilities	(4,779)	(329)
Contract liabilities	759	—
Operating lease liability	(2,525)	(1,588)

Net cash used in operating activities	(86,478)	(55,393)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property and equipment	560	275
Purchases of property and equipment	(1,973)	(1,277)
Purchase of short-term investments	(48,554)	—
Proceeds from sales of short-term investments	72,481	—
Cash and cash equivalents acquired in the Velodyne Merger	32,137	—

Net cash provided by (used in) investing activities	54,651	(1,002)

CASH FLOWS FROM FINANCING ACTIVITIES
Repurchase of common stock	—	(43)
Proceeds from ESPP purchase	310	—
Proceeds from exercise of stock options	150	252
Proceeds from borrowings, net of debt discount and issuance costs	—	19,077
Proceeds from the issuance of common stock under at-the-market offering, net of commissions and fees	—	14,568
At-the-market offering costs for the issuance of common stock	—	(196)
Taxes paid related to net share settlement of restricted stock units	—	(59)

Net cash provided by financing activities	460	33,599

Effect of exchange rates on cash and cash equivalents	(56)	(88)

Net decrease in cash, cash equivalents and restricted cash	(31,423)	(22,884)
Cash, cash equivalents and restricted cash at beginning of period	124,278	184,656

Cash, cash equivalents and restricted cash at end of period	$92,855	$161,772

OUSTER, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

GAAP net loss	$(122,733)	$(28,000)	$(300,013)	$(60,397)
Interest expense (income), net	(517)	100	(567)	(54)
Other expense (income), net	165	(5,326)	111	(7,010)
Stock-based compensation(1)	16,466	8,119	38,246	16,869
Provision for income tax expense	50	37	332	84
Goodwill impairment charge	67,266	—	166,675	—
Amortization of acquired intangibles(2)	1,702	1,122	3,213	2,244
Restructuring costs, excluding stock-based compensation expense	3,342	—	15,977	—
Excess and obsolete expenses and loss on firm purchase commitments	3,750	—	7,380	—
Depreciation expense(2)	2,744	1,232	7,392	2,495
Litigation expenses(3)	3,364	92	3,901	592
Merger and acquisition related expenses(4)	—	—	6,058	—

Adjusted EBITDA	$(24,401)	$(22,624)	$(51,294)	$(45,177)

(1)	Includes stock-based compensation expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Cost of revenue	$654	$146	$1,428	$365
Research and development	8,204	3,806	15,709	7,566
Sales and marketing	3,500	1,839	6,381	3,362
General and administrative	4,108	2,328	14,728	5,576

Total stock-based compensation	$16,466	$8,119	$38,246	$16,869

(2)	Includes depreciation and amortization expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Cost of revenue	$1,772	$310	$3,522	$690
Research and development	892	823	3,856	1,613
Sales and marketing	258	75	440	150
General and administrative	1,524	1,146	2,787	2,286

Total depreciation and amortization expense	$4,446	$2,354	$10,605	$4,739

(3)	Litigation expenses and litigation-related expenses outside of the Company’s ordinary business operations
(4)	Merger and acquisition related expenses represent transaction costs for the Velodyne Merger which include legal and accounting professional service fees

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Gross profit (loss) on GAAP basis	$186	$2,782	$(190)	$5,373
Stock-based compensation	654	146	1,428	365
Amortization of acquired intangible assets	412	—	661	—
Excess and obsolete expenses and loss on firm purchase commitments	3,750	—	7,380	—

Gross profit on non-GAAP basis	$5,002	$2,928	$9,279	$5,738

Gross margin on GAAP basis	1%	27%	(1)%	28%
Gross margin on non-GAAP basis	26%	28%	25%	30%

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